As filed with the Securities and Exchange Commission on July 5, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MBF HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	22-3934207
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
(305) 461-1162
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Miguel B. Fernandez, Chairman and Chief Executive Officer
MBF HEALTHCARE ACQUISITION CORP.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
(305) 461-1162
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laurie L. Green Teddy D. Klinghoffer Akerman Senterfitt One Southeast Third Avenue, 28th Floor Miami, Florida 33131-1714 Phone: (305) 374-5600 Fax: (305) 349-4805	Ann F. Chamberlain Floyd Wittlin Bingham McCutchen LLP 399 Park Avenue New York, New York 10022-4689 Phone: (212) 705-7000 Fax: (212) 752-5378

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered	Per Unit	Offering Price(1)	Fee
Units, consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	21,562,500 Units	$8.00	$172,500,000	$18,458
Shares of Common Stock included as part of the Units(3)	21,562,500 Shares	—	—	—
Warrants included as part of the Units(3)	21,562,500 Warrants	—	—	—
Shares of Common Stock underlying the Warrants included in the Units	21,562,500 Shares	$6.00	$129,375,000	$13,843
Total			$301,875,000	$32,301

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,812,500 Units, consisting of 2,812,500 Shares of Common Stock and 2,812,500 Warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated July 5, 2006

PROSPECTUS
$150,000,000
MBF HEALTHCARE ACQUISITION CORP.
18,750,000 Units

MBF Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a target business or consummate a business combination.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or          , 2007, and will expire on          , 2010 or earlier, upon redemption.

MBF Healthcare Partners, L.P. has agreed to purchase an aggregate of 312,500 units from us at a price of $8.00 per unit for an aggregate purchase price of $2,500,000 in a private placement that will occur immediately prior to the completion of this offering. None of the shares purchased by MBF Healthcare Partners, L.P. prior to the completion of this offering and none of the shares included in the units purchased in the private placement will have any right to liquidating distributions in the event we fail to complete a business combination. MBF Healthcare Partners, L.P., whom we refer to as our existing stockholder, has agreed that it will vote all shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased by it in the private placement, with respect to a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders, other than our existing stockholder, our officers and our directors, and it will not have any conversion rights with respect to such shares. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination.

We have granted the underwriters a 45-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol           on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriters of that option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols           and          , respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(3)

Public Offering Price	$8.00	$150,000,000
Underwriting Discounts and Commissions(1)(2)	$.40	$7,500,000
Proceeds, Before Expenses, to Us	$7.60	$142,500,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in a trust account held at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”

(2)	The underwriters are not receiving any discounts or commissions with respect to the units to be purchased in the private placement.

(3)	The underwriters have an option to purchase up to an additional 2,812,500 units of the Company at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $172,500,000, $8,625,000 and $163,875,000, respectively. See the section entitled “Underwriting” on page 86 of this prospectus.

Of the net proceeds we receive from this offering and in the private placement, including deferred underwriting discounts and commissions of $3,000,000 ($0.16 per unit), $142,500,000 (approximately $7.60 per unit), or $163,875,000 if the underwriters’ over-allotment is exercised in full, will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Merrill Lynch & Co. and Morgan Joseph, acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about          , 2006.

Merrill Lynch & Co.	Morgan Joseph

The date of this prospectus is           , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors, the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us,” or “our” refer to MBF Healthcare Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option; the term “business combination” as used in this prospectus means an acquisition through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination of one or more operating businesses in the healthcare industry; and the term “public stockholder” as used in this prospectus refers to those persons who purchase securities offered by this prospectus, including our existing stockholder. However, our existing stockholder’s status as a “public stockholder” shall exist only with respect to those securities offered pursuant to this prospectus.

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities.

According to the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry is one of the largest segments of the U.S. economy, with total U.S. healthcare expenditures in 2004 of nearly $1.9 trillion, or $6,300 per person, which accounted for more than 16% of the 2004 U.S. gross domestic product, or GDP. Overall, national healthcare spending is anticipated to continue to grow at close to 7% per year, reaching nearly $3.8 trillion by 2014. The primary drivers behind these expenditures are: (i) medical service spending, (ii) hospital spending and (iii) prescription drug spending. In 2004, over 80% of total U.S. healthcare expenditures related to the above categories, with medical services (including nursing homes and home healthcare), hospital care and prescription drugs comprising 40%, 30% and 10%, respectively. We anticipate that the substantial growth in healthcare witnessed over the past 25 years will continue. Therefore, we believe the healthcare industry offers a favorable environment to complete one or more business combinations, with which we expect to be able to create further value through the application of our management expertise.

We intend to direct our efforts on identifying acquisition candidates in the healthcare industry that have at least one of the following characteristics:

•	A strong fundamental yet under-capitalized business with the potential to further grow its products, services or geographic reach;

•	A valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technology or operational advances; and

•	A moderate or lagging business that may benefit from the management expertise that we can bring to bear to improve operational and financial performance.

We were organized and sponsored by a management team that brings together complementary skills and experience in the healthcare industry, including transactional execution, operations, raising private equity and finance. Much of our management team shares a common background and history with MBF Healthcare Partners, L.P., a private equity firm focused on investments in healthcare companies and that was formed in April 2005. Our management team is further differentiated by its operational experience:

•	Miguel B. (“Mike”) Fernandez, our Chairman and Chief Executive Officer, is a business leader who has formed and successfully grown several healthcare services companies. Mr. Fernandez has over 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments. Mr. Fernandez is the Chairman and a Managing Director of MBF Healthcare Partners, L.P.

•	Jorge Rico, our Senior Vice President and Chief Operating Officer, has served as a Managing Director of MBF Healthcare Partners, L.P. since its inception. Mr. Rico has over 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology.

•	Marcio Cabrera, our Senior Vice President and Chief Financial Officer, has served as a Managing Director of MBF Healthcare Partners, L.P. since its inception and has over 13 years of experience in the healthcare industry in the areas of finance, operations and health plan administration.

Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team will assume will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined.

In addition to management’s abilities and experience, our management and directors have built and maintained extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private healthcare companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys and accountants.

We are seeking to raise approximately $150,000,000 in this offering (or approximately $172,500,000 if the underwriters’ over-allotment option is exercised in full). While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination with a business whose fair market value is at least $111,600,000. The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources, to grow the acquisition target and improve its performance. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable target. On the other hand, if we were to raise substantially more than $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full), the minimum size of the target businesses we could consider would be significantly larger. We believe the number of potentially available acquisition candidates of this kind are limited and we would face greater competition, especially from private equity investors, for these larger private companies. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

We are a Delaware corporation formed on June 2, 2006. Our offices are located at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134 and our telephone number is (305) 461-1162.

The Private Placement

MBF Healthcare Partners, L.P. has agreed to purchase an aggregate of 312,500 units from us at a price of $8.00 per unit, for an aggregate purchase price of $2,500,000, in a private placement that will occur immediately prior to the completion of this offering. The units will be subject to the escrow and voting arrangements and the waiver of liquidating distributions described below. The private placement warrants included in the private placement units will be identical to the warrants included in the units to be sold and issued in this offering, except that upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise those warrants on a cashless basis. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price with respect to the warrants will be paid directly to us.

The Offering

Securities Offered	18,750,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full of that option. In no event will separate trading of the common stock and warrants commence until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet reflecting our receipt of the gross proceeds from the exercise of the over-allotment. For more information, see the section entitled “Description of Securities — Units.” The Current Report on Form 8-K will be publicly available on the Securities and Exchange Commission’s website at
http://www.sec.gov.

Common Stock:

Number of shares outstanding before the date of this prospectus	4,687,500 shares

Number of shares to be outstanding after this offering and the private placement	23,750,000 shares

Warrants:

Number of warrants outstanding before the date of this prospectus	0 warrants

Number of warrants to be outstanding after this offering and the private placement	19,062,500 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination on the terms described in this prospectus; or

• , 2007.

The warrants will expire at 5:00 p.m., New York City time, on , 2010 or earlier, upon redemption.

Private Placement	MBF Healthcare Partners, L.P. has agreed to purchase an aggregate of 312,500 units from us at a price of $8.00 per unit, for an aggregate purchase price of $2,500,000, in a private placement that will occur immediately prior to the completion of this offering.

Redemption	We may redeem the outstanding warrants at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

    •     only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

Upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise the warrants included in the units purchased by them in the private placement, on a cashless basis. Warrants included in the units issued in this offering are not exercisable on a cashless basis.

Proposed American Stock Exchange symbols for our securities

Units	[ ]

Common Stock	[ ]

Warrants	[ ]

Offering proceeds to be held in the trust account	$142,500,000 of the proceeds from this offering and the private placement (approximately $7.60 per unit) will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. Of the proceeds held in the trust account, $3,000,000, representing deferred underwriting discounts and commissions, will be paid to the underwriters if a business combination is consummated (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. See “Use of Proceeds.” Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect a business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid prior to a business combination only from the net proceeds from this offering not held in the trust account (approximately $1,800,000 after the payment of the expenses related to this offering).

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us upon the exercise of any warrants.

Payments to insiders	There will be no fees or other payments paid to our existing stockholder, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

• repayment of a $200,000 loan, plus interest of 5% per year, made by MBF Healthcare Partners, L.P. to cover expenses relating to the offering contemplated by this prospectus;

    •     payment to MBF Healthcare Partners, L.P. or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support, plus the reimbursement of up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, for costs arising from our officers’ and directors’ use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. We believe that, based on rents and fees for similar services in Miami, Florida, the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties; and

    •     reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination.

There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

The stockholders must approve our initial business combination	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased by it in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. We will proceed with our initial business combination only if:

• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and

• public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below.

Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at the time a business combination is voted upon by the stockholders. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Stockholder Approval of our Initial Business Combination.”

Conversion rights for stockholders voting to reject our initial business combination	Public stockholders voting against our initial business combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing stockholder will not have any conversion rights with respect to shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in units purchased in the private placement. In addition, by virtue of their agreement to vote any shares acquired in or after the completion of this offering in favor of a business combination, our existing stockholder and our officers and directors will not have any conversion rights in respect of those shares. We view the procedures governing the approval of our initial business combination, each of which are set forth in our certificate of incorporation, as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek stockholder approval of, any amendment of these procedures.

Liquidation if no business combination	We will dissolve and promptly distribute only to our public stockholders the amount in the trust account (net of taxes payable), including the amount held in the trust account representing the deferred portion of the underwriters’ discounts and commissions, plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). Our existing stockholder has agreed to waive its right to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to the shares of common stock owned by it immediately prior to this offering, including those shares of common stock included in the units purchased in the private placement. Our existing stockholder will participate in any liquidation distribution with respect to any shares of common stock purchased in or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. We view the procedures governing the approval of our initial business combination, each of which are set forth in our certificate of incorporation, as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek stockholder approval of, any amendment of these procedures.

Escrow of existing stockholder’s units, shares and warrants	On the date of this prospectus, our existing stockholder will place the shares it owned before this offering and the units, and underlying shares and warrants, purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of our initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Audit Committee	We have established and will maintain an Audit Committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If any noncompliance is identified, then the Audit Committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

In making your decision whether to invest in our securities you should take into account not only the business experience of our management but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data is presented below.

	June 19, 2006
	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficiency)	$(73,192)	$144,309,808
Total assets	303,000	144,309,808
Total liabilities(1)	293,192	—
Value of common stock that may be converted to cash (approximately $7.60 per share without taking into account interest earned on the trust account)(2)	—	28,499,992
Underwriters’ discounts and commissions payable(2)	—	2,400,000
Stockholders’ equity	9,808	113,409,816

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting — Commissions and Discounts.”

(2)	For purposes of presentation, this table assumes that we have converted the maximum of 3,749,999 shares to cash in connection with our initial business combination, reducing the underwriters’ fee by $0.16 per share, or approximately $600,000. If no shares were converted to cash in connection with our initial business combination, the underwriters’ fee payable would be $3,000,000.

The “as adjusted” information gives effect to the private placement and the sale of the units we are offering pursuant to this prospectus, including the application of the estimated net proceeds and the repayment of a $200,000 loan payable to MBF Healthcare Partners, L.P.

The working capital (as adjusted) and total assets (as adjusted) amounts include $142,500,000 that will be held in the trust account following the completion of this offering, including deferred underwriting discounts and commissions of $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full) (less $0.16 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be liquidated and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination that has been approved by a majority of shares of common stock voted by our public stockholders if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,749,999 of the 18,750,000 shares of common stock included in the units sold in this offering at an initial per share conversion price of $7.60, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account). The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable on income of the funds in the trust account), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder will not have conversion rights with respect to those shares. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination. By virtue of this agreement, our existing stockholder and our officers and directors will not have any conversion rights in respect of those shares acquired in or following consummation of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the healthcare industry. We do not have any business combination under consideration and we have neither identified, nor been provided with the identity of, any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts of discussions with any target business regarding a business combination or taken any direct or indirect measures to locate a target business or consummate a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, if at all, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to complete a business combination within the required time frame, in which case we will be forced to liquidate.

We must complete a business combination with a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or a definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). If we fail to complete a business combination within the required time frame we will be forced to liquidate our assets. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are forced to liquidate our assets, the per share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of a business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $142,500,000 (or such other amount up to $163,875,000, depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from the offering, including any exercise of the underwriters’ over-allotment option, as well as deferred underwriting fees and the proceeds of the private placement, shall be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) a business combination or (ii) our liquidation, or as otherwise permitted in our certificate of incorporation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of the shares of our common stock voted by our public stockholders and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Because there are numerous “blank check” companies similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of June 26, 2006, approximately 64 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003 and numerous others have filed registration statements. Of these companies, we estimate that only seven companies have consummated a business combination, while 18 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Accordingly, there are approximately 40 “blank check” companies which we estimate to have more than $2.6 billion in trust, and potentially an additional 31 “blank check” companies with more than an additional $2.8 billion in trust, that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately nine blank check companies that have identified the healthcare industry as the industry in which they are seeking to complete a business combination, and another 22 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the healthcare industry. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the healthcare industry which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only seven “blank check” companies have completed a business combination, and 18 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target operating business within such time periods, the terms of our certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $1,800,000 from the proceeds of this offering to cover our operating expenses for the next 24 months, including expenses incurred in connection with a business combination, based upon our management’s estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing. We may not be able to obtain additional financing and neither MBF Healthcare Partners, L.P. nor our management is obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the healthcare industry;

•	our capital structure;

•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination with a business whose fair market value is at least $111,600,000. The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds from this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances than would be permitted under Rule 419.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our stockholders would be less than approximately $7.60 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses, and other entities with whom we execute agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $7.60, plus interest (net of taxes payable on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors or other entities. Any insurance we may procure to cover such claims will be subject to various limits and exclusions and may be insufficient to adequately protect the trust account against such claims. If we are unable to complete a business combination and are forced to liquidate, our current officers have each agreed, and each of our future officers are expected to agree, to be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us, as well as claims of prospective target businesses for fees and expenses of third parties for which we agree in writing to be liable and claims by vendors or prospective target businesses, if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account so as to ensure that the proceeds in the trust account are not reduced by the claims of such persons that are owed money by us for services rendered or products sold to us, in each case to the extent any insurance we may procure is inadequate to cover any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. However, we cannot assure you that our officers will be able to satisfy those obligations. If we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $7.60 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition, or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as if 20% or more of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 51,562,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters’ over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although as of the date of this offering we have no commitments to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	may make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	may place us at a disadvantage compared to our competitors who have less debt.

Any desire by our current officers and directors to remain with us following a business combination may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

The personal and financial interests of our current officers and directors may influence them to condition an acquisition on their retention with us following the business combination, and to view more favorably acquisition targets that offer them a continuing relationship, either as an officer, director, consultant, or other third-party service provider, after the business combination. In addition, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

The loss of any member of our management team could adversely affect our ability to operate.

Our operations prior to our initial business combination are dependent upon a relatively small group of members of our management, including Mike Fernandez, Marcio Cabrera and Jorge Rico. We believe that our success depends upon the continued service of our management. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have key man life insurance on these individuals. We do not have employment contracts with any of our current management. Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team will assume will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates. Our management team will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement, or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements. The unexpected loss of the services of one or more of these members of our management team could have a detrimental effect on us.

Our ability to be successful following a business combination will depend on the efforts of the management team that remains with the combined company.

Our ability to be successful following a business combination will depend on the efforts of the management team that remains with the combined company. Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team will assume will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates. The future role of our management personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether our current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management, determine whether it is in the best interests of the combined company to retain such personnel and negotiate with such personnel as appropriate. We will have limited ability to evaluate the management of the target business and we cannot assure you that our assessment of these individuals will prove to be correct.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

Our officers and directors are not required to, and will likely not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each member of our management team is engaged in several other business endeavors, including without limitation, active employment with MBF Healthcare Partners, L.P., and they are not obligated to contribute any specific number of hours per week to our affairs. As active employees of MBF Healthcare Partners, L.P., or the fund, members of our management team are required to identify target businesses for the fund, which could impact their ability to identify target businesses for us. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination.

Our officers and directors are, and may in the future become, affiliated with entities in the healthcare industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the consummation of this offering and until we complete a business combination, we intend to engage in the business of identifying and acquiring one or more potential target businesses in the healthcare industry. Our officers and directors are, and may in the future, become affiliated with entities, including other “blank check” companies, that are engaged in a similar business. For example, each of Mike Fernandez, Marcio Cabrera and Jorge Rico is also affiliated with MBF Healthcare Partners, L.P., a private equity firm targeting companies in the healthcare industry for acquisition or investment. MBF Healthcare Partners, L.P. and other firms with which our directors and executive officers are affiliated may compete with us for investment and acquisition opportunities in such industries. Further, certain of our officers and directors currently are involved in other businesses that are in the healthcare industry. For example, Roger J. Medel and Carlos Salidrigas, members of our Board of Directors, are also on the Advisory Board of MBF Healthcare Partners, L.P. Mike Fernandez is a majority owner of Healthcare Atlantic, Inc., one of Florida’s largest dental health maintenance organizations. In addition, Mr. Fernandez is on the board of directors of Pediatrix Medical Group, Inc., a provider of newborn, maternal-fetal and pediatric physician services and Mr. Medel is the Chief Executive Officer and a director of Pediatrix Medical Group, Inc. In each case, our officers’ and directors’ existing directorships may give rise to fiduciary obligations that take priority over any fiduciary obligation owed to us.

If our officers and directors become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated, due to existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. In this connection, our officers and directors have agreed to present to us for consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of an operating business in the healthcare industry, until the earlier of the consummation by us of a business combination, the distribution of the trust account, or until such time as the officer or director ceases to be an officer or director, provided that the presentation of such opportunity to us shall in each case be subject to any fiduciary duty of the undersigned arising from a pre-existing fiduciary relationship. In addition, Mike Fernandez, Marcio Cabrera and Jorge Rico have agreed to present opportunities to us involving a potential target company whose enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition.

Mike Fernandez, our Chairman and Chief Executive Officer, is subject to non-competition restrictions that will restrict us from pursuing business opportunities in selected sectors of the healthcare industry. This could have a negative impact on our ability to complete a business combination.

In connection with the disposition of previously owned businesses in the healthcare industry, Mike Fernandez entered into various noncompetition agreements. Mike Fernandez agreed that until December 31, 2007, he would not directly or indirectly, own, operate, manage, control, engage in, invest in or participate in any manner in any business related to any Florida state-sponsored health insurance business, including but not limited to, any program administered by AHCA, Florida Healthy Kids corporation or the Florida Department of Elder Affairs. In addition, until February 16, 2010, Mike Fernandez cannot (1) own or operate any medical center, office, clinic or facility in Florida or (2) directly or indirectly engage in any Medicare+Choice/Medicare Advantage Program, Medicare insurance line of business or Medicare insurance product in any of the following jurisdictions: Arizona, Colorado, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Missouri, North Carolina, North Dakota, Ohio, Puerto Rico, South Carolina, South Dakota, Tennessee, Texas, Utah and Wisconsin. Because of Mike Fernandez’s position as our Chairman and Chief Executive Officer, the restrictions in his non-competition agreements will effectively restrict us from pursuing business combinations and investments that involve certain government sponsored healthcare services which we could have considered had these non-competition agreements not been in place. Our inability to pursue these opportunities could have a negative impact on our ability to complete a business combination.

None of our officers or directors has ever been associated with a publicly held blank check company.

Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire a company. Furthermore, our officers and directors have limited experience in private equity companies with the business purpose of raising funds to acquire a company. Accordingly, you may not be able to adequately evaluate their ability to successfully complete a business combination through a blank check public company or a company with a structure similar to ours.

Because Mike Fernandez, our Chairman and Chief Executive Officer, indirectly owns shares of our common stock that will not participate in liquidating distributions, he may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Mike Fernandez, our Chairman and Chief Executive Officer, through MBF Healthcare Partners, L.P., indirectly owns shares of our common stock. Upon our liquidation, MBF Healthcare Partners, L.P. will not have the right to receive distributions from the trust account with respect to shares of our common stock it acquired prior to the completion of this offering and it would lose its entire investment in us were this to occur. Therefore, Mr. Fernandez’s personal and financial interests may influence his motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based upon our management’s estimate of the amount needed to fund our operations for the next 24 months and complete a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our existing stockholder or our officers and directors, which may raise potential conflicts of interest.

In light of our existing stockholder’s and our officers’ and directors’ involvement with other healthcare companies and our intent to complete a business combination with one or more operating businesses in the same industry, we may decide to acquire one or more businesses affiliated with our existing stockholder or our officers and directors. For example, each of Mike Fernandez, Marcio Cabrera and Jorge Rico is affiliated with our existing stockholder, MBF Healthcare Partners, L.P., a private equity firm that has acquired one healthcare company and is targeting companies in the healthcare industry for acquisition or investment. In addition, Mike Fernandez is the majority owner of Healthcare Atlantic, Inc. and Hospitalists of America, LLC, both companies in the healthcare industry. Further, Mr. Fernandez is on the board of directors of Pediatrix Medical Group, Inc. and Mr. Medel is the Chief Executive Officer and a director of Pediatrix Medical Group, Inc. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholder, or our officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. The fair market value of such business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, and book value. We have agreed to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our Board of Directors independently determines that the target business or businesses have sufficient fair market value, even if the target business or businesses are affiliated with one of our officers or directors.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend that our securities will be listed on the American Stock Exchange, a national securities exchange, on or promptly after the date of this prospectus. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another exchange or to have them quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board, or “pink sheets”. As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities”. Since we will be listed on the American Stock Exchange, our securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the American Stock Exchange or another exchange or quoted on Nasdaq or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the private placement estimated at $144,300,000, or $165,675,000 if the over-allotment option is exercised in full, will provide us with approximately $142,500,000, or $163,875,000 if the over-allotment option is exercised in full, which we may use to complete a business combination. Although we are permitted to effect a business combination with more than one target business, we currently intend to effect our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure, and closing with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services; and

•	subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those acquisitions. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting, and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing, if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay or prevent the consummation of a transaction;

•	our obligation to convert the shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those acquisitions. To the extent that our business combination entails the contemporaneous acquisition of more than one operating business, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our business combination may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may acquire a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that target business has attractive attributes that can take advantage of trends in the healthcare industry. However, acquiring a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition, and results of operations will be adversely affected. Factors that could result in us not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	inability to predict changes in consumer tastes and preferences;

•	competition from superior or lower-priced products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may acquire a target business with operations located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a domestic target company with operations located outside of the United States may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully complete a business combination with a target business which has operations located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, since we have not yet selected or approached any prospective target businesses we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of the business combination, the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our officers, directors, or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholder controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholder will own approximately 21% of our issued and outstanding shares of common stock (or approximately 19% if the over-allotment option is exercised in full), assuming it purchases units in the private placement as described in this prospectus. In addition, there is no restriction on the ability of our existing stockholder and our officers and directors to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our existing stockholder and our officers and directors would increase. Our Board of Directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this “staggered”

Board of Directors, only a minority of the Board of Directors would be considered for election. As a result of his substantial beneficial ownership through control of our existing stockholder, Mike Fernandez, our Chairman and Chief Executive Officer, may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our certificate of incorporation, the approval of benefit plans, mergers, and similar transactions (other than approval of the initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination.

Our existing stockholder paid approximately $0.0043 per share for its shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering is dilutive to you and the other investors in this offering. The fact that our existing stockholder acquired its shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.1% or $2.33 per share (the difference between the pro forma net tangible book value per share of $5.67 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 18,750,000 shares of common stock. In addition, in connection with the private placement, as part of the units, we will be issuing warrants to purchase 312,500 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to complete the business combination. Accordingly, the existence of our warrants may make it more difficult to effectuate a business combination or may increase the acquisition cost of a target business if we are unable to complete a business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholder’s exercise of its registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

MBF Healthcare Partners, L.P. is entitled to demand on up to two occasions that we register the resale of its shares of common stock and warrants, including those shares of common stock included in, or issued upon exercise of the warrants included in any units purchased in the private placement, in certain circumstances and has certain “piggy back” registration rights. If MBF Healthcare Partners, L.P. exercises its registration rights with respect to all of its shares of common stock and warrants (including the shares and warrants included in the units issued in the private placement) then there will be an additional 5,312,500 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business in the event that we are unable to complete a business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may only be invested by the trustee in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. In addition, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the Board of Directors, identifying potential target businesses, and performing due diligence on suitable business combinations, and certain of our directors indirectly own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

If the private placement was not conducted in compliance with applicable law, the existing stockholders may have the right to rescind their unit purchases. The rescission rights, if any, may require us to refund an aggregate of $2,500,000 to our existing stockholder, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Although we believe that we conducted the private placement in accordance with applicable law, there is a risk that the units, and shares and warrants underlying the units, should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although the existing stockholder has waived its rights, if any, to rescind its unit purchases as a remedy to our failure to register these securities, its waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If the existing stockholder brings a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $2,500,000, plus interest, to it, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Risks Associated with the Healthcare Industry

We intend to acquire a company in the healthcare industry. Businesses in the healthcare industry are subject to numerous risks, including the following:

The healthcare industry are subject to various influences, each of which may adversely affect our prospective business.

The healthcare industry is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could require us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. Industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results would be adversely affected if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our possible operations and could adversely affect our operating results.

We believe that our prospective business may be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations which may govern our prospective operations are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue by:

•	imposing additional capital requirements;

•	increasing our liability;

•	increasing our administrative and other costs;

•	increasing or decreasing mandated benefits;

•	forcing us to restructure our relationships with providers; or

•	requiring us to implement additional or different programs and systems.

For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996, which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent the inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. In 1999, the California legislature enacted a law effective in 2001 for all health care service plan contracts issued, delivered, amended or renewed on or after January 1, 2000, requiring all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could adversely affect our prospective revenues.

We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigations. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

The current administration’s issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states’ ability to promulgate stricter rules and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could adversely affect our business.

We may face substantial risks of litigation as a result of operating in the healthcare industry. If we become subject to malpractice and related legal claims, we could be required to pay significant damages, which may not be covered by insurance.

Litigation is a risk that each business contends with, and businesses operating in the healthcare industry do so more than most. In recent years, medical product companies have issued recalls of medical products, and physicians and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Furthermore, insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by, or exceeded the coverage of, our insurance, our financial condition could be adversely affected.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could adversely affect our prospective revenue.

A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than fixed payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue would be adversely affected.

We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be adversely affected.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would adversely affect our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would adversely affect our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials, which could adversely affect our business.

Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could adversely affect our financial condition and results of operations.

Regional concentrations of our prospective business may subject us to economic downturns in those regions.

Our business may include or consist of regional companies. If our operations are concentrated in a small number of states, we will be exposed to potential losses resulting from the risk of an economic downturn in these states. If economic conditions in these states deteriorate, we may experience a reduction in existing and new business, which may adversely affect our business, financial condition and results of operations.

We may be dependent primarily on a single potential product or service. Such a product or service may take us a long time to develop, gain approval for and market.

Our future financial performance may depend in significant part upon the development, introduction and client acceptance of new or enhanced versions of a single potential product or service to the healthcare industry. We cannot assure you that we will be successful in acquiring, developing or marketing such a product or service or any potential enhancements to it. Such activities may take us a long time to accomplish, and there can be no guarantee that we will ever actually acquire, develop or market any such product or service. In addition, competitive pressures or other factors may result in price erosion that could adversely affect our results of operation.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the Food and Drug Administration, or the FDA under the Federal Food, Drug and Cosmetic Act. Product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the FDA and other United States regulatory agencies and by comparable authorities in other countries. Securing approval requires the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information for each therapeutic indication to establish the product candidate’s safety and efficacy.

The FDA requires producers of medical devices and drug products to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection with any potential products developed by us, might impose additional costs on us or marketing impediments on such products, which could adversely affect our prospective revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in an enforcement action by the FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of requests for regulatory clearance or pre-market approval of new products, new intended uses or modifications to existing products;

•	withdrawal of regulatory approvals previously granted; and

•	criminal prosecution.

If any of these events were to occur, it could adversely affect our business.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

Medical device manufacturing facilities must maintain records, which are available for FDA inspectors, documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in an enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements, which could require us to alter our business methods which could potentially result in increased expenses.

If we consummate an acquisition of a healthcare technology company and are unable to keep pace with the changes in the technology applicable to the healthcare industry, our products could become obsolete and it could hurt our prospective results of operations.

The healthcare technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. If we consummate an acquisition of a healthcare technology company, then our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in healthcare technology. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

If we are unable to obtain and maintain protection for the intellectual property relating to our technologies and products or services following a business combination, the value of our technology, products or services may decline, which could adversely affect our business.

Intellectual property rights in the fields of biotechnology, pharmaceuticals, diagnostics and medical devices are highly uncertain and involve complex legal and scientific questions. At the same time, the profitability of companies in these fields generally depends on sustained competitive advantages and differentiation that are based in part on intellectual property. Our success following a business combination will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology, products or services. We may not be able to obtain additional issued patents relating to our technology, products or services. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or services, limit the length of term of patent protection we may have for our products or services, and expose us to substantial litigation costs and drain our resources. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

If we are unable to attract qualified healthcare professionals at reasonable costs, it could limit our ability to grow, increase our operating costs and negatively impact our business.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses’ salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could negatively affect our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

The healthcare industry may not accept our products or services, if any, or buy such products or services, which would adversely affect our financial results.

We will have to attract customers throughout the healthcare industry or our financial results will be adversely affected. To date, the healthcare industry has been resistant to adopting certain new products and services, such as information technology solutions.

We believe that we will have to gain significant market share with our prospective products and services before our competitors introduce alternative products or services with features similar to ours. Any significant shortfall in the number of clients using our prospective products or services would adversely affect our financial results.

Our prospective business may rely on third-party manufacturers or subcontractors to assist in producing our healthcare products, and any delay or failure to perform by these third parties may adversely affect our business.

Our prospective business may use third-party manufacturers to produce medical devices or other healthcare products or product components. This arrangement affords less control over the reliability of supply, quality and price of products or product components. Our target company may risk disruptions in its supply of key products or components if its suppliers fail to perform because of strikes, natural disasters or other factors beyond the control of our prospective business. Products or components that are supplied by a third-party manufacturer may not perform as expected, and these performance failures may adversely affect our business.

If our prospective business infringes on the rights of third parties, we could be prevented from selling products, forced to pay damages, and may have to defend against litigation.

In the event that the products, methods, processes or other technologies of our prospective business are claimed to infringe the proprietary rights of other parties, we could incur substantial costs and may be required to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	abandon an infringing product, process or technology;

•	redesign our products, processes or technologies to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	defend litigation or administrative proceedings; or

•	pay damages.

If we complete a business combination that involves a target focused on pharmaceutical compounds or biotechnology therapeutics, we may not be able to commercialize our product candidates.

Before obtaining regulatory approval for the sale of drug product candidates, pharmaceutical and biotechnology therapeutic companies must conduct, at their own expense, extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of their product candidates. Preclinical and clinical testing is expensive, is difficult to design and implement, necessarily involves substantial cooperation with and reliance on third parties, can take many years to complete and is uncertain as to outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. A failure of one or more clinical trials can occur at any stage of testing.

Our failure to obtain and maintain regulatory approval for a product candidate following a business combination will prevent us from commercializing it. Product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the FDA and other United States regulatory agencies and by comparable authorities in other countries. Securing approval requires the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information for each therapeutic indication to establish the product candidate’s safety and efficacy. Varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. The process of obtaining and maintaining regulatory approvals may vary and involves substantial regulatory discretion, is expensive, and often takes many years, if approval is obtained at all.

We will also have to rely on third parties for the production of clinical and commercial quantities of drug product candidates. There are a limited number of manufacturers operating under the FDA’s current Good Manufacturing Practices, or cGMP, regulations that will be both capable of manufacturing our products and willing to do so. These manufacturers are subject to inspection to ensure strict compliance with cGMP regulations and other governmental regulations and corresponding foreign standards. We will not be certain that our manufacturers will be able to comply with these regulations and standards and will not control their compliance, while we will risk regulatory sanctions, liabilities and penalties if they fail to comply. Our dependence upon others for the manufacture of product candidates and products may adversely affect our future profits and our ability, on a timely and competitive basis, both to develop product candidates and to commercialize any products that receive regulatory approval.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding:

•	our expectations regarding competition for business combination opportunities;

•	our beliefs regarding the types of businesses that we can purchase with the proceeds from this offering;

•	our intention to direct our efforts on identifying acquisition candidates in the healthcare industry in certain target sectors that have certain characteristics;

•	our intention to effect our initial business combination with a single operating business;

•	our expectations regarding the prioritization of the fiduciary duties of our officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	our expectations regarding the scope, cost and involvement of our management team and directors with the due diligence investigation of each target business and the structuring, negotiating and consummating of a business combination;

•	our expectation regarding the issuance of additional securities or incurrence of debt in order to complete a business combination;

•	our estimate regarding the operating expenses of our business after the completion of a business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	our expectations and beliefs regarding the growth in spending on healthcare, medical devices and prescription drugs and the opportunities created by such growth;

•	our expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	our estimates and beliefs regarding blank check companies;

•	our belief that upon consummation of the private placement and this offering, we will have sufficient funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time;

•	our expectations regarding the timing of generating any revenues;

•	our expectations regarding the trading of the units, common stock and warrants on the American Stock Exchange;

•	our expectations regarding the amount, timing and consummation of the private placement;

•	our expectations regarding the involvement of our management team following a business combination;

•	our intention not to have any full-time employees prior to the consummation of a business combination;

•	our belief that our business will be subject to various routine and non-routine governmental reviews, audits and investigations;

•	our statement that we will not take any action to waive or amend any provisions of the certificate of incorporation;

•	our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution, if dissolution is necessary;

•	our plan to seek stockholder approval before we effect our initial business combination;

•	our intention to structure any business combination so as to achieve the most favorable tax treatment to us, the target businesses and the stockholders;

•	our intention to maintain certain insurance policies; and

•	our expectations regarding dividends.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our ability to identify target businesses for an initial business combination and perform sufficient due diligence on such target businesses;

•	our ability to compete for business opportunities;

•	our ability to obtain stockholder approval for an initial business combination;

•	our ability to consummate a business combination on favorable terms, or at all, within the required time frame;

•	our ability to pay our operating expenses and the expenses of consummating a business combination, including pursuing acquisitions that are not consummated, with the amounts reserved for such purposes;

•	our ability to obtain additional financing or issue additional securities on terms that we deem favorable, or at all;

•	our incurrence of a substantial amount of debt;

•	the effects of any conflicts of interest or competing fiduciary duties of our officers and directors with respect to identifying and consummating any business combination;

•	any slowdown in the growth rates projected for spending on healthcare, medical devices and prescription drugs;

•	our ability to operate any business following the consummation of a business combination;

•	our ability to complete more than one business combination on favorable terms, or at all;

•	our ability to secure a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	the lack of experience on the part of our officers and directors with respect to publicly held blank check companies;

•	our ability to retain or replace our management team;

•	our ability to attract qualified healthcare professionals to our company following the consummation of a business combination;

•	our ability to obtain certain insurance policies we believe necessary for our business;

•	our ability to obtain or maintain protection for the intellectual property relating to applicable technology, products or services following a business combination;

•	our ability to keep pace with the changes in technology applicable to the healthcare industry;

•	changes in rates or methods governing payments for products or services by Medicare and Medicaid;

•	our ability to comply with all applicable laws and regulations and the impact of any changes in such laws and regulations; and

•	our ability to list our securities or maintain the listing of our securities on the American Stock Exchange.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be used as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option

Gross Proceeds
Offering	$150,000,000	$172,500,000
Private Placement	2,500,000	2,500,000

Total gross proceeds	$152,500,000	$175,000,000
Offering expenses(1) (2)
Underwriting discount (5% of gross proceeds of the offering)(3)	7,500,000	8,625,000
Legal fees and expenses	335,000	335,000
Miscellaneous expenses	32,011	32,011
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	125,000	125,000
SEC registration fee	32,301	32,301
NASD filing fee	30,688	30,688
AMEX listing fee	70,000	70,000

Total offering expenses	$8,200,000	9,325,000
Net proceeds after offering expenses
Held in the trust account	142,500,000	163,875,000
Percentage of offering gross proceeds held in the trust account	95%	95%
Not held in the trust account	$1,800,000	$1,800,000

Total net proceeds of this offering and the private placement(4)	$144,300,000	$165,675,000

Use of net proceeds not held in the trust account(2)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$350,000
Due diligence and investigation of prospective target business(4)	290,000
Legal and accounting fees relating to SEC reporting obligations	80,000
Administrative fees relating to office space ($7,500 per month for 2 years)	180,000
Director and officer insurance	400,000
Corporate franchise taxes	310,000
Working capital to cover potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves and other miscellaneous expenses not yet identified(5)	190,000

Total	$1,800,000

footnotes on following page

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from MBF Healthcare Partners, L.P. as described below. This loan will be repaid out of the proceeds of this offering not placed in the trust account and used to cover certain of the offering expenses set forth above.

(2)	These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(3)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we complete a business combination, $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and compensation (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). See the section entitled “Underwriting — Commissions and Discounts.”

(4)	These expenses include any reimbursements to be made to our officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business acquisition, which reimbursement may include up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).

(5)	The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our directors and officers for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above.

We intend to use the proceeds from the sale of the units in this offering and the private placement to acquire one or more operating businesses in the healthcare industry.

Of the net proceeds after offering expenses of this offering and the private placement, $142,500,000, or $163,875,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for payment of taxes, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We expect to use the proceeds held in the trust account to acquire one or more domestic or foreign operating businesses in the healthcare industry. Interest earned on the trust account, after payment of taxes payable in connection therewith, will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account. If we complete a business combination, $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full)

will be paid to the underwriters as deferred discounts and compensation, as set forth herein (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights).

The remaining $1,800,000 of net proceeds of this offering and the private placement not held in the trust account may be used to fund our operations up to the next 24 months, as described below.

We have reserved $350,000 for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination, $290,000 for expenses related to due diligence and investigation of prospective target businesses, and $80,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses, which reimbursement may include up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, for costs arising from our officers’ and directors use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we complete a business combination.

We have agreed to pay MBF Healthcare Partners, L.P. a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. We believe that, based on rents and fees for similar services in Miami, Florida, the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties.

We have reserved approximately $400,000 for premiums for director and officer insurance for a 24-month period. In addition, we have reserved approximately $310,000 for the payment of corporate franchise taxes. We intend to use the excess working capital (approximately $190,000) for other expenses incurred in structuring and negotiating a business combination. For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable acquisition candidates, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we complete a business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon consummation of this offering and the private placement, we will have sufficient available funds to operate at least for the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to complete a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated.

In addition, the report of Grant Thornton LLP, our independent registered public accounting firm, contains a going concern qualification. If we do not have sufficient proceeds available to cover our expenses we may be forced to obtain additional financing, either from our management, MBF Healthcare Partners, L.P., or third parties. We may not be able to obtain additional financing, and none of our management, including our directors, nor MBF Healthcare Partners, L.P. is obligated to provide any additional financing. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be forced to liquidate prior to completing a business combination.

MBF Healthcare Partners, L.P. has loaned a total of $200,000 to us for the payment of offering expenses. The loan bears interest at a rate of 5% per year and will be paid upon the consummation of this offering out of the proceeds used to pay the offering expenses. The loan from MBF Healthcare Partners, L.P. is due at the earlier of June 12, 2007 or the closing of this offering.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be held in the trust account and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Other than (i) the repayment of the $200,000 loan described above, (ii) the payment of $7,500 per month to MBF Healthcare Partners, L.P. in connection with the general and administrative services arrangement for services rendered to us, and (iii) reimbursement to MBF Healthcare Management for costs arising from our officers’ and directors’ use of its corporate jet, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder or any of their respective affiliates prior to or in connection with the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on its portion of the trust account, net of taxes payable on the interest income of the funds in the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert shares into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

CAPITALIZATION

The following table sets forth our capitalization at June 19, 2006 and as adjusted to give effect to the sale of our units in this offering and the sale of our units in the private placement, the application of the estimated net proceeds derived from the sale of such securities and the repayment of a $200,000 loan payable to MBF Healthcare Partners, L.P.:

	June 19, 2006
	Actual	As Adjusted

Note payable(1)	$200,000	$—
Total debt(2)	$200,000	—
Underwriters’ discounts and commissions payable(3)	$—	$2,400,000
Common stock, $.0001 par value, 0 and 3,749,999 shares which are subject to possible conversion, shares at conversion value(4)	$—	$28,499,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 100,000,000 shares authorized; 4,687,500 shares issued and outstanding — actual; 20,000,001 shares issued and outstanding — as adjusted (excluding 3,749,999 shares subject to possible conversion)	469	2,000
Additional paid-in capital	19,531	113,418,808
Deficit accumulated during the development stage	(10,192)	(10,192)

Total stockholders’ equity	$9,808	$113,409,816

Total capitalization	$209,808	$144,309,808

(1)	The loan from MBF Healthcare Partners, L.P. is due at the earlier of June 12, 2007 or the closing of this offering.

(2)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting — Commissions and Discounts.”

(3)	For purposes of presentation, this table assumes that we have converted the maximum of 3,749,999 shares to cash in connection with our initial business combination, reducing the underwriters’ fee by $0.16 per share, or approximately $600,000. If no shares were converted to cash in connection with our initial business combination, the underwriters’ fee payable would be $3,000,000.

(4)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholder, officers and directors, may result in the conversion into cash of up to 3,749,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee), inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At June 19, 2006, our net tangible book value was a deficiency of $73,192, or approximately $(0.02) per share of common stock. After giving effect to the sale of 19,062,500 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,749,999 shares of common stock which may be converted into cash) at June 19, 2006 would have been approximately $113,409,816, or $5.67 per share, representing an immediate increase in net tangible book value of approximately $5.69 per share to our existing stockholder and an immediate dilution of $2.33 per share or approximately 29.1% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering and the private placement	$(0.02)
Increase attributable to new investors in this offering and the private placement	5.69

Pro forma net tangible book value after this offering and the private placement		5.67

Dilution to new investors		$2.33

For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $28,499,992 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholder, officers and directors, may result in the conversion into cash of up to 3,749,999 of the 18,750,000 shares sold in this offering, at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee) calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering. In addition, our pro forma net tangible book value after this offering has been reduced by $3,000,000, representing the deferred underwriters’ fee payable on consummation of a business combination (as reduced by $0.16 per share for each of the 3,749,999 shares which may be converted to cash in connection with our initial business combination).

The pro forma net tangible book value per share after the offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(73,192)
Offering costs incurred in advance and excluded from net tangible book value	83,000
Net Proceeds from this offering and the private placement	144,300,000
Deferred offering costs excluded from net tangible book value before this offering and the private placement	(2,400,000)
Less: Proceeds held in the trust account subject to conversion to cash	(28,499,992)

$113,409,816

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	4,687,500
Shares of common stock included in the units offered in this offering and the private placement	19,062,500
Less: Shares subject to conversion(1)	3,749,999

20,000,001

(1)	For purposes of presentation, this table assumes that we have converted the maximum of 3,749,999 shares to cash in connection with our initial business combination, reducing the underwriters’ discounts and commissions by $0.16 per share, or approximately $600,000. If no shares were converted to cash in connection with our initial business combination, our pro forma net tangible book value would be reduced by $3,000,000 in respect of deferred underwriters’ discounts and commissions.

The following table sets forth information with respect to our existing stockholder and the public stockholders:

					Average
	Shares Purchased		Total Consideration(1)		Price
	Number	Percentage	Amount	Percentage	Per Share

Existing stockholder
Outstanding common stock	4,687,500	19.73%	$20,000	.01%	$0.0043
Common stock purchased in the private placement	312,500	1.32%	2,500,000	1.64%	$8.00
Public stockholders	18,750,000	78.95%	150,000,000	98.35%	$8.00

Total	23,750,000	100%	$152,520,000	100%	$6.42

(1)	Total consideration includes consideration paid for warrants as well as shares of common stock, included in the units purchased in the private placement or issued in the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 2, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to effect a business combination.

The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on-demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in this offering and sale of units in the private placement will be $144,300,000 (or $165,675,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $7,500,000 (or $8,625,000 if the underwriters’ over-allotment option is exercised in full). Of this amount $142,500,000 (or $163,875,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remainder in either case will not be held in the trust account and will be used by us as working capital. If we complete a business combination, we will use $3,000,000, (or $3,450,000 if the underwriters’ over-allotment is exercised in full), of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the private placement in the trust account, after the payment of deferred underwriters’ discounts and commissions, to acquire one or more operating businesses. However, we may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $1,800,000 of the proceeds not held in the trust account to fund our operating expenses pending a business combination, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating, and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $640,000 of expenses for legal, accounting, and other expenses attendant to the due diligence investigations of potential target businesses and the structuring and negotiating of our initial business combination;

•	approximately $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative expenses;

•	approximately $400,000 for director and officer insurance;

•	approximately $310,000 for corporate franchise taxes; and

•	approximately $190,000 for general working capital that will be used for other expenses and reserves.

We do not anticipate that we will need additional financing following this offering in order to meet the expenditures required for operating our business pending a business combination. However, we may need to obtain additional financing to the extent such financing is required to complete a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

On June 2, 2006, MBF Healthcare Partners, L.P. loaned a total of $200,000 to us for payment of offering expenses. The loan bears interest at a rate of 5% per year and will be payable upon the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry.

We expect to evaluate acquisition candidates in the United States that operate within and benefit from demand, growth and favorable trends affecting our target industry. In particular, we are primarily, but not exclusively, focused on investment opportunities in the healthcare industry. We believe this area offers a favorable environment to complete one or more business combinations, after which we expect we will be able to create further value through the application of our management expertise and the capital that we will bring to bear on that business. This belief is based upon, among other things, the experience, expertise, and network of professional relationships of our management team and the members of our Board of Directors. Although the nature and scope of the ultimate roles of members of our management after a business combination will depend upon the structure of the business combination we complete, the employment arrangements they negotiate and the skills and experience of our target business’ management team, we expect that our management team will continue to be actively involved in our business after the completion of a business combination. See the sections entitled “— Effecting a Business Combination — Limited Ability to Evaluate the Target Business’ Management” and “Risk Factors — The loss of members of our management team could adversely affect our ability to operate.”

Healthcare Industry

According to the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry is one of the largest segments of the U.S. economy, with total U.S. healthcare expenditures in 2004 of nearly $1.9 trillion, or $6,300 per person, which accounted for more than 16% of the 2004 U.S. gross domestic product, or GDP. Overall, national healthcare spending is anticipated to continue to grow at close to 7% per year, reaching nearly $3.8 trillion by 2014. In our view, the primary drivers behind these expenditures are: (i) medical service spending, (ii) hospital spending and (iii) prescription drug spending. In 2004, over 80% of total U.S. healthcare expenditures were related to the above categories, with medical services (including nursing homes and home healthcare), hospital care and prescription drugs, comprising 40%, 30% and 10%, respectively.

Industry Trends

Several significant trends affect the competitive landscape of our target industries, which we believe create significant investment opportunities. The following is a summary of some of the more influential of these trends:

•	Expanding and Aging Population. According to U.S. Census Bureau estimates, in 2005 the American population is approximately 297 million and is expected to reach 392 million by 2050. Simultaneously, we are witnessing the “graying of America,” whereby the elderly population, the largest consumer of healthcare services, is increasing more rapidly than the rest of the population. According to the U.S. Census Bureau, approximately 12% of the U.S. population was over 65 in 2004 and was forecasted to account for roughly 20% of the population by 2030.

•	Evolving Medical Treatments. Advances in technology have favorably impacted the development of more effective and easier-to-use medical devices, treatments and therapies. Many of these advances have reduced hospital stays, costs and recovery periods. The continued advancement of medical technology should continue to support the markets for healthcare goods and services.

•	Increased Consumer Awareness. In recent years, publicity associated with advances in medical technology, treatments and therapies has increased the number of patients visiting healthcare professionals. We believe that more active and aware consumers, who are increasingly vocal due to rising costs and reduced access to physicians, will continue to stimulate a wide variety of healthcare segments. In addition, the market for discretionary medical services, such as cosmetic procedures, continues to grow.

Although we may consider a target business in any sector of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following target sectors:

•	healthcare services;

•	healthcare information technology;

•	medical devices, products and healthcare diagnostics; and

•	biopharmaceuticals.

Following is an overview of these sectors:

Healthcare Services

According to CMS, medical services, including physician and clinical services, other professional and dental services, nursing homes, home health and substance abuse facilities, among others, accounted for over $692 billion of expenditures in the U.S. in 2004, and are expected to account for over $743 billion in 2005. In addition, hospital care, including room and board, ancillary charges, services of resident physicians, and any other services billed by hospitals, accounted for approximately $570 billion in 2004, an amount that was expected to grow 7 to 8% to over $616 billion in 2005. Some key drivers behind this growth are:

•	the rise of the use of managed care plans for dental and vision care;

•	the aging population and increasing spending by those 65-years and older; and

•	rapid growth in home-based hospice services.

Healthcare Information Technology

According to a survey by Forrester Research, large U.S. hospitals are expected to increase their healthcare IT spending by 3.1% in 2006 (Hospital IT Spending Trends For 2006, Forrester Research, Inc., March 2006). The primary drivers behind this increase are expenditures on information storage products and technology integration. According to Datamonitor, healthcare providers will spend an estimated $39.5 billion on IT by 2008, with U.S. healthcare providers accounting for a five year compound annual growth rate of 7.4%. In recent years, the U.S. government has made a concerted effort to push healthcare IT as a means of driving down overall healthcare costs with the President’s Health Information Technology Plan. In a 2005 speech, President Bush stated that, “some predict that you can save 20% of the cost of healthcare as a result of the advent of IT.” Health information technologies such as electronic medical records, computerized ordering, clinical decision support tools, and secure exchange of authorized information have the potential to improve medical quality, reduce medical errors, reduce costs and prevent deaths.

Medical Devices, Products and Healthcare Diagnostics

Frost & Sullivan estimates that the medical device market generated approximately $67.8 billion in revenues in 2004, and is forecasted to be growing at a compound annual growth rate of 8%. Significant portions of this market are cardiovascular devices and orthopedics. To date, the growth in orthopedics came from reconstructive implants and spinal implants. Devices that enable minimally invasive procedures are also expected to drive growth in the future, as these procedures become the standard of care for many treatments. Also, the number of Americans with chronic diseases continues to escalate, and devices used in the treatment of these conditions are expected to increase accordingly.

Biopharmaceuticals

According to IMS Health, biopharmaceutical sales in the United States grew 5.4% to $251.8 billion in 2005 over 2004. These growth numbers were fueled by two main factors: explosive growth in biotech products and an increase in the sales of generic pharmaceuticals. The increased reliance on generic medicines is expected to continue as third-party payors look to switch patients from branded drugs. Also, because of the newly implemented Medicare drug benefit, early 2006 returns showed prescription volumes for persons 65 and over up 4 to 5% from the same period of 2005. Projections for spending on prescription drugs suggest that the total will reach $446 billion by 2015, an annual increase of over 8% from $188 billion in 2004.

Investment Focus

We intend to direct our efforts on identifying acquisition candidates in the healthcare industry that have at least one of the following characteristics:

•	A strong fundamental yet under-capitalized business with the potential to further grow its products, services or geographic reach;

•	A valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technology or operational advances; and

•	A moderate or lagging business that may benefit from the management expertise that we can bring to bear to improve operational and financial performance.

In partnership with experienced management teams, we expect to acquire target businesses that allow our management team the flexibility to make the changes needed to improve and grow the business. When evaluating target businesses, we will consider the following:

•	Exploiting Industry Opportunities. We will seek to identify opportunities resulting from perceived special niches in the healthcare industry, as well as opportunities that may present themselves based upon changes in the regulatory environment in the healthcare industry, or in anticipation of possible future changes in such regulatory environment.

•	Partnering with Strong Management. We view management as a key ingredient in making an investment. We anticipate investing in target businesses where we can partner with experienced executives with proven track records or where we can add value by providing required management expertise. We may (i) back strong incumbent management teams already operating sound companies, (ii) team up with experienced managers to acquire companies in the healthcare industry or (iii) acquire a firm with management needs and facilitate the identification and attraction of new management personnel to fill such needs. This may include replacing a team not meeting expectations. We intend to align our interests with senior management of the target businesses through equity-based compensation programs so management can share in the equity value they help create.

•	Emphasizing Growth. We will seek to invest in target businesses that have the potential to grow both organically and through acquisition. We expect target businesses, even if initially troubled, to pursue aggressive growth plans once initial problems have been corrected. Such growth might be achieved through capacity expansion, new product introduction, development of new markets, implementation of new marketing strategies and the acquisition of related companies.

•	Focusing on Creating Market Leadership and Scale. We will strive to build companies that are market leaders in their respective industries. Because we also believe scale is important, we, in partnership with management, will set forth aggressive targets in defining the scope of the target company’s market in terms of service and geographic coverage. Market leadership and scale provide advantages in recruiting top management, exercising purchasing power, leading through consolidation, exercising price leadership, achieving the lowest cost, leading new services and product development and attracting capital.

•	Offering Solution-Oriented Expertise. Our management team intends to approach investments as operational executives rather than financial engineers, which comports with the skill set and experience of our management team.

We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we expect to work with management to create value by (i) improving the base business through the implementation of marketing, operational, growth and management strategies and (ii) using the base business as a platform from which to grow, both organically and through acquisitions.

We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team and Board of Directors; seeking referrals from our professional network of contacts including management groups, corporations, banks, private equity funds, consultants, investment bankers, and business brokers active in the healthcare industry; and contacting owners of healthcare businesses that we identify.

Competitive Advantages

We believe that we possess several competitive advantages to source, evaluate and execute business combinations in our target industries. First, we believe that the background, operating histories and experience of our management team and Board of Directors have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Second, based on our history in the target industry and our network of contacts, we believe that we will have access to deal flow for an initial business combination.

•	Management and Board of Directors Expertise. We believe that the combination of experience and background of our management team, as described below, and members of our Board of Directors will enable us to identify, attract, and then significantly improve the value of potential target businesses in our target industries. Additionally, members of our Board of Directors have a history of managing and advising a variety of businesses. Those companies include Pediatrix Medical Group, Inc. (NYSE: PDX), American Bank, ADP TotalSource (previously The Vincam Group, Inc.), Progress Energy, Inc. and Advance Auto Parts, Inc., among others. Further background on our executive officers and members of our Board of Directors is included in this prospectus under “Management.”

Mike Fernandez, Chairman and Chief Executive Officer

•	Over 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments.

•	Chairman and Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Founder, majority shareholder and Chief Executive Officer of CAC-Florida Medical Centers, LLC, a group of ten medical clinics, CarePlus Health Plans, Inc., a health maintenance organization serving Medicare-eligible individuals in South Florida, and PrescribIT Rx, LLC (f/k/a CarePlus Pharmacies, LLC), a pharmacy company, from December 2002 until February 2005 when all three companies were sold to Humana Inc. (NYSE: HUM) for approximately $432 million.

•	Founder and Chief Executive Officer of Physicians Healthcare Plans, Inc., a full service health maintenance organizations, from 1993 until December 2002 when it was sold to AMERIGROUP Corporation (NYSE: AGP), a managed health services company, for $175 million.

•	Founder and majority owner of Healthcare Atlantic, Inc., parent company for Atlantic Dental, Inc., one of Florida’s largest dental health maintenance organizations.

•	Founder, majority owner and director of Hospitalists of America, LLC, a hospitalists service provider.

•	Member of the board of directors of Pediatrix Medical Group, Inc. (NYSE: PDX), a provider of newborn, maternal-fetal and pediatric physician services.

•	Member of the board of directors of HSC Health & Wellness, Inc., a health benefit discount plan.

Jorge Rico, Senior Vice President and Chief Operating Officer

•	Over 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology.

•	Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Joined Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)), a provider of behavioral healthcare treatment programs and services focused on at-risk and special-needs youth, in 1996 as a member of its senior management team. During his tenure at Ramsay, management developed and implemented a successful turnaround strategy culminating in the company’s sale in June 2003 to Psychiatric Solutions, Inc., a provider of inpatient behavioral healthcare services. He remained with Psychiatric Solutions, Inc. until 2004 to assist with the integration of Ramsay Health Care, Inc. into Psychiatric Solutions, Inc. and the execution of Psychiatric Solutions, Inc.’s expansion plans, as the President of Division III.

•	Executive Vice President of Administration and a member of the management team of Ramsay-HMO, Inc. from 1990 until its sale to United HealthCare in 1994. Mr. Rico remained with United HealthCare as a member of the senior management team during which time United HealthCare became the largest HMO in the State of Florida.

Marcio Cabrera, Senior Vice President and Chief Financial Officer

•	Over 13 years of experience in the healthcare industry in the areas of finance, operations and health plan administration.

•	Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Executive Vice President and Chief Financial Officer of Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)) from July 1998 until its sale to Psychiatric Solutions, Inc. in June 2003.

•	Held various management positions, including Executive Vice President and Chief Financial Officer, of Ramsay-HMO, Inc. from 1992 until its sale to United HealthCare in 1994. He remained a key member of the senior management team of United HealthCare, which became the largest HMO in the state of Florida.

•	Prior Collaboration of Management Team

•	In April 2005, Mike Fernandez, Marcio Cabrera and Jorge Rico formed the private equity fund MBF Healthcare Partners, L.P. to invest in emerging companies in the healthcare industry. They received approximately $200,000,000 in commitments from private investors, including $175,000,000 from Mr. Fernandez and his family. In December 2005, MBF Healthcare Partners, L.P. acquired Medical Specialties Distributors, Inc., a supplier of healthcare products and bio-medical equipment rentals and services to the home healthcare market, for approximately $23,300,000. MBF Healthcare Partners, L.P. has a term of ten years, unless extended.

•	While at Ramsay-HMO, Inc., Marcio Cabrera and Jorge Rico were involved in three merger and acquisition transactions totaling approximately $60 million and were members of the senior management team that developed and executed a strategy culminating in the sale of Ramsay-HMO, Inc. to United HealthCare for $500 million.

•	While at Ramsay Youth Services, Inc. Marcio Cabrera and Jorge Rico were involved in four merger and acquisition transactions totaling approximately $54 million and the ultimate sale of the company to Psychiatric Solutions, Inc. for approximately $80 million.

•	Established Deal Sourcing Network. Our management team and members of our Board of Directors have extensive contacts that we can access for referrals of potential investment candidates in the healthcare industry. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, other boards for which our management team and Board of Directors participate, principals from past, operating companies and investment vehicles, industry associations, and relevant charitable organizations in which management and its directors are involved. Our management has over 63 years of combined relevant healthcare experience with which to leverage their relationships. This breadth of experience and industry exposure, and tenure, may be a valuable basis with which to source business targets. Additionally, consultants, investment bankers, attorneys, and accountants, among others, with knowledge of these industries, will also serve as sources for potential investment candidates in the healthcare industry.

No Assurance of Future Services from Executive Officers or Board Members

Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team or our Board of Directors will assume will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates.

Government Regulation

The healthcare industry is highly regulated and any business we acquire would likely be subject to numerous rules and regulations. The federal and state governments extensively regulate the healthcare industry and are often significant sources of revenue for healthcare companies. In particular, our business could rely heavily on the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. If we participate in these government payment programs, we would be subject to additional oversight and regulatory scrutiny. In addition to federal oversight, state jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment.

The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

•	False and other improper claims for payment — The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•	The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements — Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

•	Anti-kickback laws — Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•	Health Insurance Portability and Accountability Act — Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•	Corporate practice of medicine — Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust laws — Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

•	FDA and state regulation of “devices” — FDA and state laws governing the development, testing, production and marketing of potential products.

•	Medical device reporting regulations — Laws that require reporting to the FDA if products caused or contributed to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury.

•	FDA regulation of drug product candidates — FDA regulations governing the testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution of drug product candidates.

A violation of any of these laws or regulations could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws and regulations. However, we cannot assure you that our management will be successful in complying with all applicable laws and regulations. If we have been found to have violated any rules or regulations that could adversely affect our business and operations, the violations may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Effecting a Business Combination

General

We intend to utilize the net proceeds after expenses of this offering, our capital stock, debt, or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds after expenses of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the business combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to complete a business combination with a company that is financially unstable or in the development stage. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to completion of a business combination we will seek to have all vendors, prospective target businesses, or other entities, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then our officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a liquidation and the claims were made by a vendor for services rendered, or products sold, to us. However, if a potential contracted party executes a valid and enforceable waiver, then our officers will have no personal liability as to any claimed amounts owed to a contracted party. In this regard, the purchase agreement under which MBF Healthcare Partners, L.P. has agreed to purchase units in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

We intend to focus our search for potential target businesses with which to complete a business combination on businesses operating in the healthcare industry. None of our officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any target business regarding a business combination or has taken any direct or indirect measures to locate a target business or consummate a business combination.

Subject to the requirement that our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses in the healthcare industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Based on our officers’ and directors’ familiarity with the companies operating in the healthcare industry, we believe there are a number of target businesses that are attractive business combination candidates for us. However, we cannot assure you that we will identify, secure a definitive agreement with, or close a business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

Sources of Target Businesses

We may identify a target business through management’s contacts within the healthcare industry or through our public relations and marketing efforts. Our management team, and members of our Board of

Directors, have long standing industry relationships, have seats on the boards of various healthcare companies and are involved in several charitable organizations and industry associations in their respective healthcare fields. Of note, the three key senior members of management alone have over 63 years of combined healthcare experience. This breadth of experience and industry exposure, and tenure, may be a valuable basis with which to source business targets.

In addition to leveraging our industry experience and relationships within our management team and its directors, we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

While officers have committed to spending a majority of their time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the healthcare industry in combination with the possible sources discussed above may generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay any of our officers, directors, or existing stockholder or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or existing stockholder will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the healthcare industry. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	capital requirements;

•	business growth potential;

•	experience and skill of management and availability of additional personnel;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

•	competitive position;

•	brand recognition and potential;

•	stage of development of the business and its products or services;

•	barriers to entry;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	degree of current or potential market acceptance of the products, processes or services, and the potential for expansion;

•	regulatory environment of the industry;

•	limitations resulting from the various noncompetition agreements entered into by Mike Fernandez; and

•	costs associated with effecting the business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us and our stockholders, while also taking into consideration that favorable tax treatment to the target businesses and their stockholders could enable us to negotiate a lower purchase price or preserve our cash. We cannot assure you, however, that the Internal Revenue Service or appropriate state or local tax authority will agree with our tax treatment of the business combination.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our existing stockholder, or any of its respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination of a company with a fair market value of at least $111,600,000. The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account at the time of such acquisition. The fair market value of a target business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination;

•	cause us to depend on the marketing and sale of a single product or limited number of products or services; and

•	result in our dependency upon the performance of a single operating business.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Acquisition of More than One Business

As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our Board of Directors determines that such a course is in our best interest. If we were to acquire more than one business, we intend to combine the separate businesses and operate them as a combined business. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Our current management may or may not remain actively involved in our business after completion of a business combination, depending on the type of business acquired or the sector of the healthcare industry. In any case, our executive officers only will be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, employment agreements or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of our Initial Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete). In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing stockholder has agreed to vote its shares of common stock acquired by it prior to the completion of this offering, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder has also agreed that it will not be eligible to exercise conversion rights with respect to those shares. In addition, our officers, directors and existing stockholder have agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, an officer, director or existing stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning fewer than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per share conversion price would be approximately $7.60, or $0.40 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $7.60 per share is lower than the $8.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if No Business Combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to our public stockholders, in proportion to their respective equity interests, the total amount in the trust account, inclusive of any interest and net of any income taxes due on such interest that will be paid from the trust account, plus any remaining assets. Liquidation expenses will be paid only from funds outside of the trust account.

Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering, including those shares of common stock included in the units purchased in the private placement. Our officers, directors and existing stockholder will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we were unable to conclude an initial business combination and we expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any (net of taxes payable on income of the funds in the trust account), earned on the trust account net of income taxes payable on such interest, the initial per share liquidation price would be $7.60, or $0.40 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Our officers have agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that our officers will be able to satisfy those obligations. Our officers are not personally liable to pay any of our debts and obligations except as provided above. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than $7.60, plus interest.

If we enter into either a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle, or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as set forth above. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	Approximately $142.5 million of the net proceeds from this offering and the private placement will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company.	$125.5 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investments of net proceeds	The $142.5 million of net offering proceeds held in the trust account will only be invested in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of,

	Terms of Our Offering	Terms Under a Rule 419 Offering

	direct obligations of, or obligations guaranteed as to principal and interest by, the United States.	or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (net of taxes payable on income of the funds in the trust account) will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading 60 business days following the earlier to occur of expiration or termination of the underwriters’ over- allotment option or its exercise in full, subject to our having filed a Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over- allotment option if such option has then been exercised. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-

	Terms of Our Offering	Terms Under a Rule 419 Offering

allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over- allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account including accrued interest net of income taxes on such interest, after distribution to us of interest income net of income taxes on such interest. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the

	Terms of Our Offering	Terms Under a Rule 419 Offering

	this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is executed before the 18-month period ends; if our initial business combination does not occur within these time frames, funds held in the trust account will be promptly returned to investors, including accrued interest net of income taxes on such interest.	trust or escrow account are returned to investors.

Release of funds	The proceeds held in the trust account are not released until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Certificate of Incorporation

Our certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating, and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. In addition:

•	the requirement that we obtain stockholder approval of an initial business combination and audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Based upon publicly available information, as of June 26, 2006, approximately 64 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003, and numerous others have filed registration statements. Of these companies, we estimate that seven companies have consummated a business combination, while 18 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 40 “blank check” companies which we estimate to have more than $2.6 billion in trust, and potentially an additional 31 “blank check” companies with more than an additional $2.8 billion in trust, that have filed registration statements, and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately nine blank check companies that have identified healthcare as the industry in which they are seeking to complete a business combination, and another 22 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the healthcare industry. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the healthcare industry, which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only seven “blank check” companies have completed a business combination, and 18 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human, and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the acquired businesses are in high-growth industries.

Facilities

We currently maintain our executive offices at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134. The cost for this space is included in the $7,500 per-month fee MBF Healthcare Partners, L.P. will charge us for general and administrative services commencing on the effective date of this offering pursuant to a letter agreement between us and MBF Healthcare Partners, L.P. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of our consummation of a business combination or our liquidation. We believe that based on rents and fees for similar services in the Miami, Florida area, that the fee which will be charged by MBF Healthcare Partners, L.P. is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have three officers, all of whom are also members of our Board of Directors. Although our officers are not obligated to contribute any specific number of hours per week to our business, following this offering Mike Fernandez, Marcio Cabrera and Jorge Rico, will devote a significant portion of their working time to our business. As noted earlier, each of such persons is actively employed by MBF Healthcare Partners, L.P., a private equity firm engaged in seeking to make investments and acquisitions in the healthcare industry. The amount of time Mike Fernandez, Marcio Cabrera and Jorge Rico will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any other employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors, except as described below.

On July 30, 2003, the Federal Election Committtee (the “FEC”) alleged that CAC-Florida Medical Centers, LLC, of which Mike Fernandez was the Chief Executive Officer, had violated certain provision of the Federal Election Campaign Act of 1971, as amended, in connection with certain fund raising for the Alex Penelas for Senate Committee. On March 11, 2004 the FEC notified each of CAC-Florida Medical Centers, LLC and Mr. Fernandez personally that the FEC found reason to believe that each violated such federal election laws and required each to produce documents and submit written answers in connection with such finding. Correspondence and discussions between the parties are ongoing.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position

Mike B. Fernandez	53	Chairman and Chief Executive Officer
Jorge L. Rico	41	Senior Vice President, Chief Operating Officer and Director
Marcio C. Cabrera	42	Senior Vice President, Chief Financial Officer and Director
Antonio L. Argiz	53	Director
Roger J. Medel, M.D.	60	Director
Carlos A. Saladrigas	57	Director

Below is a summary of the business experience of each of our executive officers and directors.

Mike B. Fernandez became our Chairman and Chief Executive Officer upon our formation in June 2006. Mr. Fernandez has served as Chairman and is a Managing Director of MBF Healthcare Partners, L.P., a healthcare private equity firm, since its formation in April 2005. Mr. Fernandez served as Chief Executive Officer of CAC-Florida Medical Centers, LLC, a group of ten medical clinics, CarePlus Health Plans, Inc., a health maintenance organization serving Medicare-eligible individuals in South Florida, and PrescribIT Rx, LLC (f/k/a CarePlus Pharmacies, LLC), a pharmacy company, from December 2002 until February 2005 when all three companies were sold to Humana Inc. (NYSE: HUM). Mr. Fernandez founded and served as Chief Executive Officer of Physicians Healthcare Plans, Inc., a full service health maintenance organization, from 1993 until December 2002 when it was sold to AMERIGROUP Corporation (NYSE: AGP), a managed health services company. Mr. Fernandez has also founded and is a majority owner of Healthcare Atlantic, Inc., parent company for Atlantic Dental, Inc., a dental benefit company, and Hospitalists of America, LLC, a hospitalists service provider. Mr. Fernandez has 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments. Mr. Fernandez currently sits on the boards of Pediatrix Medical Group, Inc. (NYSE: PDX), a provider of newborn, maternal-fetal and pediatric physician services, Healthcare Atlantic, Inc., HSC Health & Wellness, Inc., a health benefit discount plan, and Medical Specialties Distributors, LLC, a distributor of medical supplies and bio-med equipment, as well as several charitable organizations.

Jorge L. Rico became our Senior Vice President, Chief Operating Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Rico has served as a Managing Director of MBF Healthcare Partners, L.P., since its formation in April 2005. From July 2004 until April 2005, Mr. Rico served as a private consultant. Mr. Rico served as President of Division III, of Psychiatric Solutions, Inc. (Nasdaq: PSYS), a provider of inpatient behavioral healthcare services, from June 2003 to July 2004. Mr. Rico served as Executive Vice President and Chief Operating Officer of Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)), a provider of behavioral healthcare treatment programs and services focused on at-risk and special-needs youth, from February 1997 until it was sold in June 2003 to Psychiatric Solutions. Mr. Rico has 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology. Mr. Rico currently sits on the Board of Directors of Hospitalists of America, LLC and Medical Specialties Distributors, LLC.

Marcio C. Cabrera became our Senior Vice President, Chief Financial Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Cabrera has served as a Managing Director of MBF Healthcare Partners, L.P. since its formation in January 2005. From July 2004 until April 2005, Mr. Cabrera served as a private consultant. From July 1998 to June 2004, Mr. Cabrera held various management positions at Ramsay Youth Services, Inc. (and at Psychiatric Solutions, Inc. (Nasdaq: PSYS) subsequent to the sale of Ramsay Youth Services, Inc. to Psychiatric Solutions, Inc. in June 2003). His various positions included Executive Vice President, Chief Financial Officer and Treasurer. Mr. Cabrera currently sits on the boards of Hospitalists of America, LLC, Medical Specialties Distributors, LLC and Healthcare Atlantic, Inc.

Antonio L. Argiz became a member of our Board of Directors upon our formation in June 2006. Since 1997, Mr. Argiz has served as Managing Partner of Morrison, Brown, Argiz & Farra, a public accounting firm. Mr. Argiz previously served on the American Institute of Certified Public Accountant’s (AICPA) Nominations

Committee, the governing body of the AICPA (The Council) and served as the Chairman of the Florida Board of Accountancy.

Roger J. Medel, M.D. became a member of our Board of Directors upon our formation in June 2006. Dr. Medel has been a director of Pediatrix Medical Group, Inc. (NYSE: PDX) since he co-founded the company in 1979. Dr. Medel served as Pediatrix’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and became Chief Executive Officer, a position in which he continues to serve today. Dr. Medel is a member of the Advisory Board of MBF Healthcare Partners, L.P. Dr. Medel is a member of the Board of Trustees of the University of Miami. In addition, Dr. Medel participates as a member of several medical and professional organizations.

Carlos A. Saladrigas became a member of our Board of Directors upon our formation in June 2006. Mr. Saladrigas has been the Chairman of the Board of Premier American Bank, a banking and financial services company, since 2002. In 2002 he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a human resources outsourcing company that provides services to small and mid-sized businesses. He currently sits on the Boards of Directors of Progress Energy, Inc. (NYSE: PGN), a diversified energy holding company, and Advance Auto Parts, Inc. (NYSE: AAP), a retailer of automotive parts. Mr. Saladrigas is a member of the Advisory Board of MBF Healthcare Partners, L.P.

Number and Terms of Directors

Our Board of Directors has six directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jorge Rico and Antonio Argiz, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Marcio Cabrera and Roger Medel, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mike Fernandez and Carlos Saladrigas, will expire at the third annual meeting. Each of our current directors has served on our Board of Directors since June 2006.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

Our Board of Directors has determined that Messrs. Argiz and Saladrigas are “independent directors” as defined in the American Stock Exchange listing standards and applicable SEC rules. The American Stock Exchange listing standards require that a majority of our Board of Directors be independent. However, since we are listing on the American Stock Exchange in connection with our initial public offering, we are not required to meet this requirement until one year from our listing on the American Stock Exchange. We intend to appoint additional members to our Board of Directors in the future to meet the requirement that a majority of our Board of Directors be independent within one year of our listing on the American Stock Exchange.

Committees of the Board of Directors

Audit Committee

Our Board of Directors has an Audit Committee that reports to the Board of Directors. Messrs. Argiz, Saladrigas and Cabrera serve as members of our Audit Committee. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. However, since we are listing on the American Stock Exchange in connection with our initial public offering, we are permitted to have one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year. Currently, two members of the Audit Committee are independent, Messrs. Argiz and Saladrigas. We intend to replace Mr. Cabrera with an independent member in the future to meet the requirement that we have three independent members on our Audit Committee within one year of our listing on the American Stock Exchange.

Mr. Argiz serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Argiz qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee approval will be required for any affiliated party transaction.

We do not have a compensation or similar committee. The independent members of our Board of Directors perform the functions of a compensation committee including:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determining the compensation and other terms of employment of our Chief Executive Officer; and

•	reviewing and approving the compensation and other terms of employment of the other executive officers and senior management.

We do not have a nominating or similar committee. The independent members of our Board of Directors perform the functions of a nominating committee including:

•	identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors);

•	reviewing and evaluating incumbent directors;

•	recommending candidates to the Board of Directors for election to the Board of Directors; and

•	making recommendations to the Board of Directors regarding membership on committees of the Board of Directors.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder, or any of their respective affiliates (except as otherwise set forth herein), for services rendered prior to or in connection with a business combination. However, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending Board of Directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

In addition, our existing management may or may not remain with our company following a business combination, depending on the type of business acquired and the sector of the healthcare industry in which the target company operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. We cannot assure you that our existing management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.

Code of Ethics

We will adopt a code of ethics that applies to our officers, directors, and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On June 2, 2006, we issued 4,687,500 shares of our common stock to MBF Healthcare Partners, L.P. for $20,000 in cash at a purchase price of approximately $0.0043 per share.

On July 3, 2006, we entered into an agreement with MBF Healthcare Partners, L.P. pursuant to which it has agreed to purchase an aggregate of 312,500 units at a purchase price of $8.00 per unit. These units will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. The private placement will occur immediately prior to the completion of this offering.

MBF Healthcare Partners, L.P. will be entitled to make up to two demands that we register these securities, including the shares of common stock included in, or issued upon exercise of the warrants included in, any units purchased by it in the private placement, pursuant to an agreement to be signed prior to or on the date of this prospectus. MBF Healthcare Partners, L.P. can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such shares expires. In addition, MBF Healthcare Partners, L.P. has certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities. Each of our officers and directors is engaged in several other business endeavors, including without limitation, active employment by our officers with MBF Healthcare Partners, L.P. In addition, certain members of our Board of Directors are on the Advisory Board of MBF Healthcare Partners, L.P. Our officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see section entitled “Management.”

•	In light of our existing stockholder’s involvement with other healthcare businesses, and our purpose to complete a business combination with one or more operating businesses in those same industries, we may decide to acquire one or more businesses affiliated with our existing stockholder. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our existing stockholder is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	Our officers and directors are, and may in the future become, affiliated with entities, including other blank check companies such as MBF Healthcare Partners, L.P., engaged in business activities similar to those intended to be conducted by us.

•	The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests include the indirect ownership by Mike Fernandez in MBF Healthcare Partners, L.P., and, the ownership by Marcio Cabrera, Jorge Rico, Carlos Saladrigas and Roger

Medel of interests in MBF Healthcare Partners, L.P. and through their interests an indirect ownership in our securities held by MBF Healthcare Partners, L.P., which will be released from escrow prior to six months after a business combination only in limited circumstances, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement (other than funds maintained in the trust account), and possible employment with potential target businesses.

•	MBF Healthcare Partners, L.P., an affiliate of Mike Fernandez, Marcio Cabrera and Jorge Rico, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay MBF Healthcare Partners, L.P. or its assignee $7,500 per month for these services. In addition, we have agreed to reimburse payments to MBF Healthcare Management, an entity owned by Mike Fernandez, for up to $750 per person per flight for costs arising from our officers’ and directors’ use of its corporate jet. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in MBF Healthcare Partners, L.P. and MBF Healthcare Management. However, these arrangements are solely for our benefit and are not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Miami, Florida area, that the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Mike Fernandez, Marcio Cabrera, Jorge Rico, Roger Medel and Carlos Saladrigas have preexisting fiduciary obligations that arise as a result of their affiliation with MBF Healthcare Partners, L.P. Further, Mr. Fernandez is on the board of directors of Pediatrix Medical Group, Inc., a provider of newborn, maternal-fetal and pediatric physician services and Mr. Medel is the Chief Executive Officer and a director of Pediatrix Medical Group, Inc. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. Thus, our officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. In this connection, our officers and directors have agreed to present to us for consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire or acquire control of an operating business in the healthcare industry, until the earlier of the consummation by us of a business combination, the distribution of the trust account, or until such time as the officer or director ceases to be an officer or director, provided that the presentation of such opportunity to us shall in each case be subject to any fiduciary duty of the undersigned arising from a pre-existing fiduciary relationship. In addition, Mike Fernandez, Marcio Cabrera and Jorge Rico have agreed to present opportunities to us involving a potential target company whose enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering, including those shares of common stock included in the units purchased in the private placement. Our existing stockholder will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock owned by it immediately before the completion of this offering, including those shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination. Accordingly, our existing stockholder will not have any conversion rights with respect to those shares acquired in or following consummation of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against the business combination that is ultimately approved and consummated.

MBF Healthcare Partners, L.P., a stockholder and affiliate, has loaned a total of $200,000 to us for the payment of offering expenses. The loan bears interest at a rate of 5% per year and will be payable upon the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses and is due at the earlier of June 12, 2007 or the closing of this offering.

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations, including reimbursement of up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, our Chairman and Chief Executive Officer, for the use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

Other than the repayment of the $200,000 loan described above, the payment of $7,500 per month to MBF Healthcare Partners, L.P. in connection with the general and administrative services arrangement for services rendered to us, reimbursement for out-of-pocket expenses payable to our officers and directors and reimbursement to MBF Healthcare Management for costs arising from our officers’ and directors’ use of its corporate jet, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder or any of their respective affiliates prior to or in connection with the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Mike Fernandez, Marcio Cabrera and Jorge Rico are affiliates of MBF Healthcare Partners, L.P., our existing stockholder. MBF Healthcare Partners, L.P., is a private equity firm that invests in healthcare companies. In addition, Messrs. Medel and Saladrigas, members of our Board of Directors, are members of the Advisory Board of MBF Healthcare Partners, L.P. As a result, we believe that there is a substantial risk of a conflict between our operations and MBF Healthcare Partners, L.P.’s operations. To minimize any conflicts or the appearance of a conflict, MBF Healthcare Partners, L.P. has agreed that, prior to entering into any definitive agreement to invest in or purchase any company or business in the healthcare industry and only up until such time as we complete an initial business combination, it will present such investment or purchase opportunity, to the extent that it involves a potential target company or companies whose aggregate enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition, to a committee of our independent directors for our review and shall not enter into such agreement or present such opportunity to any third party until we, through our committee of independent directors, have had a reasonable period of time to determine whether or not to pursue such opportunity. If we decide not to pursue the opportunity presented, MBF Healthcare Partners, L.P. will be able to pursue the opportunity for its own account or to offer the opportunity to any third-party.

We consider MBF Healthcare Partners, L.P., Mike Fernandez, Marcio Cabrera and Jorge Rico to be our “promoters” and MBF Healthcare Partners, L.P. to be our “parent” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the private placement, (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature		Approximate Percentage of
	of Beneficial Ownership		Outstanding Common Stock
	Before Offering	After Offering	Before Offering	After Offering(4)
	and Private	and Private	and Private	and Private
Name and Address of Beneficial Owner(1)	Placement	Placement	Placement	Placement

MBF Healthcare Partners, L.P.(2)	4,687,500	5,000,000	100%	21%
Mike Fernandez(3)	4,687,500	5,000,000	100%	21%
Marcio Cabrera	—	—	—	—
Jorge Rico	—	—	—	—
Antonio Argiz	—	—	—	—
Roger Medel	—	—	—	—
Carlos Salidrigas	—	—	—	—
All directors and executive officers as a group (6 individuals)	4,687,500	5,000,000	100%	21%

(1)	Unless otherwise noted, the business address of each of the following is 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134.

(2)	Mike Fernandez, as the owner of the general partner of the general partner of MBF Healthcare Partners, L.P., may be deemed to be the beneficial owner of the shares of common stock held by MBF Healthcare Partners, L.P.

(3)	Includes shares issued to MBF Healthcare Partners, L.P. See footnote (2) above.

(4)	Assuming no exercise of the underwriters’ over-allotment option.

MBF Healthcare Partners, L.P. agreed to purchase an aggregate of 312,500 units from us in a private placement that will occur immediately prior to the completion of this offering. Immediately after this offering and the private placement, MBF Healthcare Partners, L.P. will beneficially own approximately 21% of the issued and outstanding shares of our common stock. Based on this ownership, Mike Fernandez, as the owner of the general partner of the general partner of MBF Healthcare Partners, L.P., may be able to effectively exercise control over all matters, other than approval of a business combination, requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

If we increase the size of the offering other than due to an exercise of the over-allotment option, we may effect a stock dividend in such amount to maintain the existing stockholder’s ownership at approximately 21% of our issued and outstanding shares of common stock upon consummation of the offering, or approximately 19% if the over-allotment option is exercised in full), assuming it purchases units in the private placement as described in this prospectus.

On or before the date of this prospectus, our existing stockholder will place the shares it owned before this offering and the units, and underlying shares and warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.

Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

In addition, in connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders. Our officers, directors and existing stockholder also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 4,687,500 shares of common stock are outstanding, held by one record holder and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or 60 trading days after the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our officers, directors and existing stockholder also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination. However, our existing stockholder, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed above.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (and any taxes payable thereon), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering, including those shares of common stock included in the units purchased in the private placement. However, our existing stockholder will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholder, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The warrants included in the units issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise those warrants on a cashless basis. Exercising the warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in this offering will not be exercisable on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after the completion of this offering and the private placement, we will have 23,750,000 shares of common stock outstanding, or 26,562,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to an escrow agreement and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions. None of those shares will be eligible for resale under Rule 144 prior to [          ], 2008. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 237,500 shares immediately after this offering and the private placement (or 265,625 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

MBF Healthcare Partners, L.P. will be entitled to make up to two demands that we register the 5,000,000 shares of common stock and the warrants held by it and the 312,500 shares of common stock issuable upon exercise of the warrants included in the units purchased in the private placement, pursuant to an agreement to be signed prior to the date of this prospectus. MBF Healthcare Partners, L.P. can elect to exercise these registration rights at any time beginning on the date three months prior to the date on which the escrow period applicable to such shares expires, although it may not sell or otherwise transfer any of those securities until the date that is six months after the date of a business acquisition. In addition, MBF Healthcare Partners, L.P. has certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed on or subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, MBF Healthcare Partners, L.P. waives any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of material United States federal tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, foreign or non-income tax laws and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The treatment of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Due to the absence of authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below, although we believe this discussion describes the proper tax treatment of the units. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the treatment and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are not subject to the United States withholding tax, but instead are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates. Certain certification and disclosure requirements must be complied with for effectively connected income or income attributable to a permanent establishment to be exempt from withholding. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss (which will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year). In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder’s adjusted tax basis in the common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of the units allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to return to 20 percent. The deduction of capital losses is subject to limitations, as are losses upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns more than five percent of the common stock.

An individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax on the net gain derived from the sale at regular United States federal income tax rates, and, in the case of a foreign corporation, it may be subject to an additional branch profits tax equal to 30 percent of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade of business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a holder takes into account not only common stock actually owned by the holder, but also shares of our common stock that are constructively owned by it. A holder may constructively own, in addition to common stock owned directly, common stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any common stock the shareholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of outstanding common stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of the outstanding common stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our common stock actually and constructively owned by the holder are converted or (2) all of the shares of our common stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of common stock owned by certain family members and the holder does not constructively own any other common stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Dividends and Distributions” above. After the application of those rules, any remaining basis of the holder in the converted common stock will be added to the holder’s basis in his remaining common stock, or, if it has none, to the holder’s basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date of exercise of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a disposition of our common stock, as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury regulations.

UNDERWRITING

We intend to offer the units through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Joseph & Co. Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Number
Underwriters	of Units

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Joseph & Co. Inc.
Total	18,750,000

The underwriters have agreed to purchase all of the units sold under the purchase agreement if any of the units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public, and to reject orders in whole or in part.

Determination of Offering Price

We have been advised by the representatives that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the healthcare industry at attractive values;

•	our capital structure;

•	an assessment by our management of companies in the healthcare industry and our management’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$150,000,000	$172,500,000
Underwriting discount(1)	$.40	$7,500,000	$8,625,000
Proceeds, before expenses, to us	$7.60	$142,500,000	$163,875,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds, less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights, will be released to the underwriters upon our consummation of a business acquisition.

The expenses of the offering, not including the underwriting discount, are estimated at $700,000 and are payable by MBF Healthcare Acquisition Corp.

Over-allotment Option

We have granted an option to the underwriters to purchase up to 2,812,500 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional units proportionate to that underwriters’ initial amount reflected in the above table.

Escrow of Existing Stockholder’s Shares

On or before the date of this prospectus, our existing stockholder will place the shares it owned before this offering, including the shares and warrants included in the units purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. However, if (1) during the last 17 days of the six-month period, we issue material news or a material event relating to us occurs or (2) before the expiration of the six-month period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the six-month period, the six-month period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event. As a result, our existing stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, prior to the release of the shares and warrants from escrow:

•	offer, pledge, sell, or contract to sell any units, common stock, or warrants;

•	sell any option or contract to purchase any units, common stock, or warrants;

•	purchase any option or contract to sell any units, common stock, or warrants;

•	grant any option, right, or warrant for the sale of any units, common stock, or warrants;

•	lend or otherwise dispose of or transfer any units, common stock, or warrants;

•	request or demand that we file a registration statement related to the units, common stock, or warrants, except as set forth above under the caption “Shares Eligible for Future Sale — Registration Rights;” or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any units, common stock, or warrants whether any such swap or transaction is to be settled by delivery of units or other securities, in cash or otherwise.

This escrow applies to units, common stock, or warrants and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It does not, however, apply to units, common stock, or warrants purchased by the existing stockholder in the secondary market.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the units to stabilize its price or to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representatives may also impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase units in the open market to reduce the underwriters’ short position or to stabilize the price of such units, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters of this offering. Other than the electronic prospectus, the information on the websites of the underwriters is not part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Akerman Senterfitt will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP.

EXPERTS

The financial statements of MBF Healthcare Acquisition Corp. at June 19, 2006 and for the period from June 2, 2006 (date of inception) through June 19, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
MBF Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of MBF Healthcare Acquisition Corp. (a Development Stage Company) (the “Company”) as of June 19, 2006 and the statements of operations, stockholder’s equity and cash flows for the period from June 2, 2006 (date of inception) through June 19, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MBF Healthcare Acquisition Corp. (a Development Stage Company) as of June 19, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (date of inception) through June 19, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Notes A and C. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Miami, Florida
June 23, 2006

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

June 19,
2006

Assets
Current assets:
Cash and cash equivalents	$220,000

Total current assets	220,000
Deferred offering costs	83,000

Total assets	$303,000

Liabilities and stockholder’s equity
Current liabilities:
Accrued expenses	$10,192
Accrued offering costs	83,000
Note payable to a related party	200,000

Total current liabilities	293,192

Commitments	—
Stockholder’s equity
Preferred Stock, $.0001 par value: 1,000,000 shares authorized; no shares issues and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,687,500 issued and outstanding	469
Additional paid-in capital	19,531
Deficit accumulated during the development stage	(10,192)

Total stockholder’s equity	9,808

Total liabilities and stockholder’s equity	$303,000

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

June 2, 2006
(Date of Inception)
Through
June 19, 2006

Revenues	$—
Expenses:
Formation and operating costs	$10,000

Net loss before interest expense	(10,000)
Interest expense	192

Loss before income tax provision	$(10,192)
Tax Expense	—

Net Loss	$(10,192)

Number of shares outstanding	4,687,500
Net loss per share (basic and diluted)	—

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — June 2, 2006 (date of inception)	—	$—	$—	$—	$—
Initial capitalization from founding stockholder	4,687,500	469	19,531	—	20,000
Net loss	—	—	—	(10,192)	(10,192)

Balance — June 19, 2006	4,687,500	$469	$19,531	$(10,192)	$9,808

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

June 2, 2006
(Date of Inception)
Through
June 19, 2006

Cash flows from operating activities:
Net loss	$(10,192)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	10,192

Net cash provided by operating activities	—

Cash flows from financing activities:
Proceeds from note payable to a related party	200,000
Proceeds from issuance of common stock to founding stockholders	20,000

Net cash provided by financing activities	220,000

Increase in cash and cash equivalents	220,000
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$220,000

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
June 19, 2006

Note A —	Organization and Business Operations; Going Concern Considerations

MBF Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on June 2, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) and the proposed private placement of 312,500 shares of common stock and 312,500 warrants that will occur immediately prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering and Private Placement are intended to be generally applied toward consummating a Business Combination with (or acquisition of) one or more operating businesses in the healthcare industry. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety-five (95%) percent of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the Business Combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination; and

•	public stockholders owning less than 20% of the shares sold in the Proposed Offering both vote against the Business Combination and exercise their conversion rights as described below.

Public stockholders voting against the Business Combination will be entitled to convert their stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the Business Combination is approved and consummated.

In the event that the Company does not complete a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholder to the extent of its initial stockholdings and the shares purchased by it in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Going concern considerations — As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful or successful within

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

the target business combination period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B — Summary of Significant Accounting Policies

  [1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  [2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

  [3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

  [4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of accrued expenses, aggregating approximately $3,900. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 19, 2006. The deferred tax asset valuation allowance was increased by approximately $3,900 during the period then ended.

The effective tax rate differs from the statutory rate due primarily to the increase in the valuation allowance.

  [5] Deferred offering costs:

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to additional paid-in capital upon the receipt of the capital or charged to expense if not completed within a reasonable period of time.

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units (“Units”) (excluding 2,812,500 units pursuant to the underwriters over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

Note D — Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to its stockholder, MBF Healthcare Partners, LP, on June 12, 2006. The note bears interest at a rate of 5% per annum and is payable upon the earlier of a consummation of the Proposed Offering or June 12, 2007. Mike Fernandez, the Company’s Chairman and Chief Executive Officer has an interest in MBF Healthcare Partners, LP. For the period from June 12, 2006 to June 19, 2006, the Company accrued $192 in interest on the note.

[2] The Company presently occupies office space provided by MBF Healthcare Partners, L.P., an affiliate of several of the officers of the Company. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering and continuing until the earlier of the acquisition of a target business by the Company or the Company’s liquidation. The Company has also agreed to reimburse MBF Healthcare Management, an entity owned by Mike Fernandez, of up to $750 per person per flight for the use of its corporate jet by the Company’s officers and directors in connection with activities on the Company’s behalf, such as identifying and investigating targets for the Company’s initial Business Combination.

Note E — Commitments

In connection with the Proposed Offering, the Company has committed to pay a fee of 5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Proposed Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a deferred fee of 2% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company (subject to a pro rata reduction of $0.16 per share for public stockholders who exercise their conversion right). In addition, MBF Healthcare Partners, L.P., a related party to the Company, has agreed to purchase an aggregate of 312,500 Units from the Company at a price of $8.00 per unit, for an aggregate purchase price of $2,500,000. These units and warrants will be purchased in a private placement that will occur immediately prior to the completion of the Proposed Offering.

     Until          , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesperson, or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$150,000,000

MBF HEALTHCARE ACQUISITION CORP.

18,750,000 Units

PROSPECTUS

Merrill Lynch & Co.

Morgan Joseph

          , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

SEC Registration Fee	$32,301
NASD Filing Fee	30,688
AMEX Listing Fee	70,000
Accounting Fees and Expenses	125,000
Printing and Engraving Expenses	75,000
Legal Fees and Expenses (including Blue Sky services and expenses)	335,000
Miscellaneous(1)	32,011

Total	$700,000

(1)	Miscellaneous expenses include the reimbursement of our officers and directors for out-of-pocket expenses incurred in connection with the offering.

Item 14.  Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraphs B and C of Article Ninth of our certificate of incorporation provide:

“B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. C. The Corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions.”

Article VIII of our by-laws provides for indemnification of any of our directors, officers, and other persons in accordance with our certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, we sold 4,687,500 shares of common stock without registration under the Securities Act to MBF Healthcare Partners, L.P. These shares were issued to MBF Healthcare Partners, L.P. on June 2, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares issued to the entity above were sold for an aggregate offering price of $20,000 at a purchase price of $.004267 per share. No underwriting discounts or commissions were paid with respect to such sales.

On July 3, 2006, we entered into an agreement with MBF Healthcare Partners, L.P. pursuant to which it agreed to purchase an aggregate of 312,500 units at a purchase price of $8.00 per unit for an aggregate purchase price of $2,500,000. These units will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as such securities will be sold to sophisticated, wealthy individuals who are each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The private placement will occur immediately prior to the completion of this offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificates*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akerman Senterfitt
10.1	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and MBF Healthcare Partners, L.P.*
10.2	Promissory Note issued by the Registrant to MBF Healthcare Partners, L.P.
10.3	Form of Registration Rights Agreement among the Registrant and MBF Healthcare Partners, L.P.*
10.4	Transfer Agent and Registrar Agreement between the Registrant and Continental Stock Transfer & Trust Company*
10.5	Office Service Agreement between the Registrant and MBF Healthcare Partners, L.P.
10.6	Private Placement Purchase Agreement among the Registrant and MBF Healthcare Partners, L.P.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Akerman Senterfitt (incorporated by reference from Exhibit 5.1)
24	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida, on July 5, 2006.

MBF HEALTHCARE ACQUISITION CORP.

By:	/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Miguel B. Fernandez and Marcio Cabrera, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Miguel B. Fernandez Miguel B. Fernandez	Chairman and Chief Executive Officer (principal executive officer)	July 5, 2006

/s/ Marcio C. Cabrera Marcio C. Cabrera	Senior Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer)	July 5, 2006

/s/ Jorge L. Rico Jorge L. Rico	Senior Vice President, Chief Operating Officer and Director	July 5, 2006

/s/ Antonio L. Argiz Antonio L. Argiz	Director	July 5, 2006

/s/ Roger J. Medel, M.D. Roger J. Medel, M.D.	Director	July 5, 2006

/s/ Carlos A. Saladrigas Carlos A. Saladrigas	Director	July 5, 2006

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Certificate of Incorporation
3.2	By-Laws
5.1	Opinion of Akerman Senterfitt
10.2	Promissory Note issued by the Registrant to MBF Healthcare Partners, L.P.
10.5	Office Service Agreement between the Registrant and MBF Healthcare Partners, L.P.
10.6	Private Placement Purchase Agreement among the Registrant and MBF Healthcare Partners, L.P.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Akerman Senterfitt (incorporated by reference from Exhibit 5.1)
24	Power of Attorney (included on the signature page of this registration statement)